UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2024 (August 7, 2024)

Commission file number: 000-55610

GREENBACKER RENEWABLE ENERGY CO LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	80-0872648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

230 Park Avenue, Suite 1560

New York, NY 10169

Tel (646) 237-7884

(Address, including zip code and telephone number, including area code, of registrants Principal Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On August 7, 2024, the Board of Directors Greenbacker Renewable Energy Company LLC (collectively with its direct and indirect parents, subsidiaries and its successors and assigns, the “Company”) appointed Michael Cunningham as Principal Accounting Officer effective August 15, 2024.

Mr. Cunningham has served as Vice President and Controller of the Company since February 2023. He is responsible for all areas of accounting, tax, internal and external financial reporting, including filings with the Securities and Exchange Commission and related internal controls. He previously served as Vice President and Assistant Controller of the Company from February 2020 through February 2023, and as Vice President of Technical Accounting and Audit Management of the Company from November 2019 through February 2020. Mr. Cunningham’s prior roles include Senior Manager at CFGI and Assurance Manager at PricewaterhouseCoopers. He holds a Bachelor of Arts in Economics from Tufts University, an MSA/MBA in Business and Accounting from Northeastern University and is a licensed CPA in the state of Massachusetts.

No family relationships exist between Mr. Cunningham and any of the Company’s directors or other executive officers. There are no arrangements between Mr. Smith and any other person pursuant to which Mr. Cunningham was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Cunningham has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2024	Greenbacker Renewable Energy Company LLC

	By:	/s/ Charles Wheeler
	Name:	Charles Wheeler
	Title:	Chief Executive Officer, President and Director